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                                                                     EXHIBIT 5.1

                           [TOBIN & TOBIN LETTERHEAD]

                                  March 2, 2001


The Board of Directors
Redwood Trust, Inc.
591 Redwood Highway
Suite 3100
Mill Valley, CA  94941

       Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-3 Registration Statement No. 333-25643

Dear Ladies and Gentlemen:

        We have acted as your counsel in connection with the public offering by Redwood Trust, Inc., a Maryland corporation (the "Company"), of an aggregate of up to $384,075,000 worth of the following securities which the Company may, from time to time, issue and sell, and may do so either directly or through agents, dealers or underwriters: (a) shares of its common stock, par value $0.01 per share ("Common Stock"); (b) shares of its preferred stock, in one or more class or series ("Preferred Stock"); (c) warrants to purchase shares of common stock ("Common Stock Warrants"); (d) warrants to purchase preferred stock ("Preferred Stock Warrants"); (e) rights to purchase shares of Common Stock or Preferred Stock issued to shareholders ("Shareholders Rights"); and (f) any combination of the foregoing, either individually or as units consisting of one or more of the foregoing types of securities (collectively, the "Securities").

        This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

        In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(a) the Registration Statement on Form S-3, relating to the Securities, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on July 7, 1997, together with all amendments thereof and post-effective amendments filed to date (collectively, the "Registration Statement"), (b) the form of underwriting agreement filed as an exhibit to the Registration Statement, substantially in the form to be used in offerings pursuant to the Registration Statement and including the forms of opinion of various counsel substantially in the form to be used in such offerings (the "Underwriting Agreement"); (c) the Articles of Incorporation of the Company, including all amendments and supplements thereto (collectively, the Articles of Incorporation"); (d) the Bylaws, as amended, of the Company; and (e) resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement and the authorization for issuance of shares of Common Stock (the "Resolutions"). We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of the officers and other representatives of the Company and others.

        Members of our firm are admitted to the practice of law in the States of California and New York, and we do not express any opinion as to the laws of any other jurisdictions other than the corporate laws of the State of Maryland and the laws of the United States to the extent specifically addressed herein.


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Redwood Trust, Inc.
March 2, 2001
Page 2


        Based upon and subject to the foregoing, we are of the opinion and advise you that:

        1. Upon the issuance, delivery and payment therefor in the manner contemplated by the Underwriting Agreement and the Resolutions, the Common Stock will be validly issued, fully paid and non-assessable.

        2. When appropriate corporate action has been taken by the Company to authorize the issuance of the Preferred Stock, and when the Preferred Stock has been duly established in accordance with the terms of the Company's Articles of Incorporation, and applicable law, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Stock will be validly issued, fully paid and non-assessable.

        3. When appropriate corporate action has been taken by the Company to authorize the issuance of the Common Stock Warrants and the Common Stock issuable upon the exercise thereof, and when the final terms thereof have been established and the Common Stock Warrants have been duly executed and delivered by the Company and countersigned by the Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the Company in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Stock Warrants will constitute legally valid and binding obligations of the Company in accordance with their respective terms.

        4. When appropriate corporate action has been taken by the Company to authorize the issuance of the Preferred Stock Warrants and the applicable Preferred Stock issuable upon the exercise thereof, and when the final terms thereof have been duly established and the Preferred Stock Warrants have been duly executed and delivered by the Company and countersigned by the Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the Company in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Stock Warrants will constitute legally binding obligations of the Company in accordance with their respective terms.

        5. When appropriate corporate action has been taken by the Company to authorize the issuance of Shareholder Rights and the applicable Securities issuable upon the exercise thereof, and when the final terms thereof have been duly established and the Shareholder Rights have been duly executed and delivered by the Company and countersigned by the Subscription Agent in accordance with the applicable Prospectus Supplement and delivered to and paid for by the Company in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Shareholder Rights will constitute legally binding obligations of the Company in accordance with their respective terms.

        We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                               Very truly yours,

                                               TOBIN & TOBIN

                                               /s/ PHILLIP R. POLLOCK
                                               ----------------------------
                                                   Phillip R. Pollock


cc: Mr. George E. Bull III, Redwood Trust, Inc.